   As filed with the Securities and Exchange Commission on September 23, 1997
                                          Registration Statement No. 333-_______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-3

                             ----------------------

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                       AMERICAN SUPERCONDUCTOR CORPORATION
             (Exact name of registrant as specified in its charter)

                             ----------------------

                DELAWARE                               04-2959321
      (State or other jurisdiction        (I.R.S. Employer Identification No.)
   of incorporation or organization)


                               2 TECHNOLOGY DRIVE
                        WESTBOROUGH, MASSACHUSETTS 01581
                                 (508) 836-4200
                        (Address, including zip code, and
                     telephone number, including area code,
                            of registrant's principal
                               executive offices)

                             ----------------------

                                GREGORY J. YUREK
          CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                       AMERICAN SUPERCONDUCTOR CORPORATION
                               2 TECHNOLOGY DRIVE
                        WESTBOROUGH, MASSACHUSETTS 01581
                                 (508) 836-4200
                     (Name, address, including zip code, and
                     telephone number, including area code,
                              of agent for service)

                                    COPY TO:

                            PATRICK J. RONDEAU, ESQ.
                                HALE AND DORR LLP
                                 60 STATE STREET
                           BOSTON, MASSACHUSETTS 02109
                                 (617) 526-6000

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

       If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] 333-_______.

       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] 333-__________.

       If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         -------------------------------

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================

                                                                  Proposed          Proposed
       Title of Each Class of                  Amount              Maximum           Maximum
     Securities to be Registered                to be          Offering Price       Aggregate           Amount of
                                             Registered           Per Share      Offering Price     Registration Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per share .....   68,306             $11.938           $815,437           $247.10
--------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based upon the average of the high and low prices on the Nasdaq National Market on September 19, 1997.

                         -------------------------------

       THE COMPANY HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE COMPANY SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), SHALL DETERMINE.

================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PURSUANT TO THIS PROSPECTUS PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                   SUBJECT TO COMPLETION, DATED SEPTEMBER 23, 1997


PROSPECTUS

                       AMERICAN SUPERCONDUCTOR CORPORATION

                          68,306 SHARES OF COMMON STOCK

                              ---------------------

       The 68,306 shares (the "Shares") of Common Stock, $.01 par value per share ("Common Stock"), of American Superconductor Corporation ("ASC" or the "Company") covered by this Prospectus are issued and outstanding shares which may be offered and sold, from time to time, for the account of a certain stockholder of the Company (the "Selling Stockholder"). See "The Selling Stockholder." The Shares covered by this Prospectus were issued to the Selling Stockholder as part of the acquisition of Applied Engineering Technologies, Ltd. ("AET") by ASC through a merger completed on July 31, 1997. Prior to the merger, the Selling Stockholder was the sole stockholder of AET. All of the shares offered hereunder are to be sold by the Selling Stockholder.

       The Company will not receive any of the proceeds from the sale of the Shares covered by this Prospectus. The Company will bear all expenses incurred in effecting the registration of the Shares covered by this Prospectus, including all registration and filing fees, exchange listing fees, and fees and expenses of counsel and accountants for the Company but excluding (i) any brokerage fees, selling commissions or underwriting discounts incurred by the Selling Stockholder in connection with a sale under the Registration Statement of which this Prospectus is a part and (ii) the fees and expenses of any counsel retained by the Selling Stockholder.

       The Shares covered by this Prospectus may be sold from time to time by the Selling Stockholder, or by his pledgees, donees, transferees or other successors in interest, on the Nasdaq National Market, in the over-the-counter market, through the writing of options on the Shares, in ordinary brokerage transactions, in negotiated transactions, or otherwise, at market prices prevailing at the time of sale or at negotiated prices. See "Plan of Distribution."

       The Selling Stockholder and intermediaries though whom the Shares are sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Shares offered, and any profits realized or commissions received may be deemed underwriting compensation. The Company and the Selling Stockholder have agreed to certain indemnification arrangements with respect to the offering. See "Plan of Distribution."

       The Common Stock is traded on the Nasdaq National Market under the symbol "AMSC." On September 19, 1997, the closing sale price of the Common Stock on the Nasdaq National Market was $11.750 per share.

                             ----------------------

               THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE ___.

                             ----------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
            ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
              OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.

                              ---------------------

               The date of this Prospectus is September 23, 1997.

                                TABLE OF CONTENTS
                                                                        PAGE
                                                                        ----
       Available Information............................................
       Incorporation of Certain Documents by Reference..................
       Special Note Regarding Forward-Looking Information...............
       The Company......................................................
       Risk Factors.....................................................
       Use of Proceeds..................................................
       The Merger.......................................................
       The Selling Stockholder..........................................
       Plan of Distribution.............................................
       Legal Matters....................................................
       Experts..........................................................


                              AVAILABLE INFORMATION

       The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Commission's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials also may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the Company is required to file electronic versions of these documents through the Commission's Electronic Data Gathering, Analysis and Retrieval System (EDGAR). The Commission maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Common Stock of the Company is traded on the Nasdaq National Market. Reports and other information concerning the Company may be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

       The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments, supplements, exhibits and schedules thereto, the "Registration Statement") under the Securities Act, with respect to the Shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, as certain items are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the Company and the Shares, reference is made to such Registration Statement. Statements contained in this Prospectus regarding the contents of any agreement or other document are not necessarily complete, and in each instance reference is made to the copy of such agreement or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained from the Commission at prescribed rates.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The following documents filed by the Company with the Commission are incorporated herein by reference:

              (i) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1997, filed with the Commission on June 30, 1997, as amended by Amendment No. 1 on Form 10-K/A, filed with the Commission on July 3, 1997 (the "Form 10-K");

              (ii) The Company's Definitive Notice, Proxy Statement and Proxy for the Annual Meeting of Stockholders held on September 5, 1997, filed with the Commission on July 29, 1997;

              (iii) The Company's Current Report on Form 8-K dated April 8,
                    1997, filed with the Commission on April 23, 1997, as amended by Amendment No. 1 on Form 8-K/A, filed with the Commission on June 23, 1997; and

              (iv) The Company's Current Report on Form 8-K dated September 5, 1997, filed with the Commission on September 5, 1997.


       All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Shares registered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

       The Company will provide without charge to each person to whom this Prospectus is delivered, upon written request of such person, a copy of any or all of the foregoing documents incorporated by reference into this Prospectus (without exhibits to such documents other than exhibits specifically incorporated by reference into such documents). All such requests shall be directed to: American Superconductor Corporation, 2 Technology Drive, Westborough, Massachusetts 01581, Attention: Secretary, Telephone:
(508) 836-4200.

       NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.

               SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

       Certain statements in this Prospectus and in the documents incorporated herein constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 2B of the Exchange Act. Without limiting the foregoing, the words "believes," "anticipates," "plans," "expects" and similar expressions are intended to identify forward-looking statements. Any statements contained herein or incorporated herein that are not statements of historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause the results of the Company to differ materially from those indicated by such forward-looking statements. These factors include those set forth under the heading "Future Operating Results" included as part of Exhibit 99.2 to the Company's Current Report on Form 8-K dated September 5, 1997 and those set forth in "Risk Factors" herein.

                                   THE COMPANY

       The Company develops and commercializes high temperature superconductor wires, wire products and systems, including current leads, multistrand conductors, electromagnetic coils and electromagnets, and subsystems comprising electromagnetic coils integrated with appropriate cooling systems. The focus of the Company's development and commercialization efforts is on electrical equipment for use by electric utilities and industrial users of electrical power. For large-scale applications, the Company's development efforts are focused on power transmission cables, motors, transformers, generators and fault current limiters. In the area of power quality, the Company is focused on marketing and selling commercial, low temperature superconducting magnetic energy storage ("SMES") devices, on development and commercialization of new SMES products, and on development of power electronic subsystems and engineering services for the power quality marketplace.

       American Superconductor Corporation was incorporated in Delaware in April 1987. The Company's principal executive offices are located at 2 Technology Drive, Westborough, Massachusetts 01581 and its telephone number is (508) 836-4200.

                                  RISK FACTORS

       The Securities offered hereby involve a high degree of risk. The following risk factors, together with the factors set forth under the heading "Future Operating Results" included as part of APPENDIX A to the Form 10-K, should be considered carefully in addition to the other information included or incorporated by reference in this Prospectus before purchasing the Shares offered hereby.

POSSIBLE VOLATILITY OF SHARE PRICE

       Investors should be aware that market prices for securities of companies such as ASC are highly volatile. Factors such as fluctuations in the Company's operating results, announcements of technological innovations or new commercial products by the Company or its competitors, governmental regulation, developments in patent or other proprietary rights, and general market conditions may have a significant effect on the market price of the Company's Common Stock.

NO DIVIDENDS ANTICIPATED IN FUTURE

       The Company has not paid any cash dividends on the Common Stock since its inception and does not anticipate paying any cash dividends on its Common Stock in the future.

                                 USE OF PROCEEDS

       The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholder, or by his pledgees, donees, transferees or other successors in interest.

                                   THE MERGER

       Pursuant to an Agreement and Plan of Merger dated July 31, 1997 (the "Merger Agreement") by and among the Company, AET and the Selling Stockholder, effective July 31, 1997, AET was merged with and into ASC. In consideration of the Merger, the Selling Stockholder, as the sole stockholder of AET, was issued a total of 68,306 shares of Common Stock.

                             THE SELLING STOCKHOLDER

       The following table sets forth the number of shares of Common Stock beneficially owned by the Selling Stockholder as of July 31, 1997, the number of shares of Common Stock to be offered by the Selling Stockholder pursuant to this Prospectus and the number of shares of Common Stock to be beneficially owned by the Selling Stockholder if all of the Shares offered hereby are sold as described herein. Prior to the merger of AET with and into ASC, the Selling Stockholder had not held any positions or offices with, been employed by, or otherwise had a material relationship with, the Company or any of its affiliates. Following the merger, the Selling Stockholder became an employee of ASC.

----------------------------------------------------------------------------------------------------
                               Number of Shares of                               Number of Shares of
                                  Common Stock           Number of Shares of        Common Stock
          Name of             Beneficially Owned as         Common Stock         Beneficially Owned
    Selling Stockholder         of July 31, 1997           Offered Hereby          After Offering
----------------------------------------------------------------------------------------------------
James Maguire                 68,306                     61,475                  6,831
----------------------------------------------------------------------------------------------------

                              PLAN OF DISTRIBUTION

       The Shares may be offered and sold from time to time by the Selling Stockholder, or by his pledgees, donees, transferees or other successors in interest. The Selling Stockholder will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. Such sales may be made in the over-the-counter market or otherwise, at prices related to the then current market price or in negotiated transactions, including pursuant to one or more of the following methods: (a) purchases by a broker-dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (b) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (c) block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction. The Company has been advised by the Selling Stockholder that he has not made any arrangements relating to the distribution of the shares covered by this Prospectus. In effecting sales, broker-dealers engaged by the Selling Stockholder, or by his pledgees, donees, transferees or other successors in interest, may arrange for other broker-dealers to participate. Broker-dealers will receive commissions or discounts from the Selling Stockholder, or his pledgees, donees, transferees or other successors in interest, in amounts to be negotiated immediately prior to the sale.

       In offering the Shares, the Selling Stockholder and any broker-dealers and any other participating broker-dealers who execute sales for the Selling Stockholder may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any profits realized by the Selling Stockholder and the compensation of such broker-dealer may be deemed to be underwriting discounts and commissions. In addition, any of the Shares which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus. None of the Shares presently qualify for sale pursuant to Rule 144.

       The Company has advised the Selling Stockholder that during such time as he may be engaged in a distribution of Common Stock included herein he is required to comply with the Securities Act, any rule or regulation under the Securities Act, and Rule 10b-6 under the Exchange Act.

       The Company has agreed to indemnify the Selling Stockholder against certain liabilities set forth in Section 4.3(e) of the Merger Agreement in connection with the offer and sale of the Shares, including liabilities under the Securities Act. The Selling Stockholder has agreed to indemnify in certain circumstances the Company and certain related persons against certain liabilities set forth in Section 4.3(d)(ii)(A) of the Merger Agreement, including liabilities under the Securities Act.

       The Company has agreed with the Selling Stockholder to keep the Registration Statement of which this Prospectus is a part effective until the earlier of (i) one month after the date on which such Registration Statement is declared effective, or (ii) the date on which all shares offered hereby have been sold by the Selling Stockholder. The Company intends to de-register any of the Shares not sold by the Selling Stockholder at the end of such period. The Company may, under specified circumstances set forth in Section 4.3(b) of the Merger Agreement, suspend the Registration Statement of which this Prospectus is a part after effectiveness and require that the Selling Stockholder immediately cease sales of shares pursuant to such Registration Statement.



                                  LEGAL MATTERS

       The validity of the shares offered hereby will be passed upon for the Company by Hale and Dorr LLP, a limited liability partnership including professional corporations, 60 State Street, Boston, Massachusetts 02109.

                                     EXPERTS

       The Consolidated Financial Statements incorporated in this Prospectus by reference have been audited by Coopers & Lybrand L.L.P., independent public accountants, as indicated in their report and are incorporated by reference in reliance upon such firm given upon their authority as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

       The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the shares being registered hereby, all of which will be borne by the Company. All amounts shown are estimates except the Securities and Exchange Commission registration fee.


         Filing Fee - Securities and Exchange Commission ............   $ 1,052

         Legal fees and expenses of the Company .....................   $10,000

         Accounting fees and expenses of the Company ................   $ 3,000

         Printing expenses ..........................................   $ 1,500

         Miscellaneous expenses .....................................   $ 1,000

                  Total Expenses ....................................   $16,552
                                                                        =======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

       Article V of the Registrant's By-laws provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against expenses (including attorneys' fees) incurred in connection with the defense or settlement of any action or suit by or in the right of the Registrant by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, except that no indemnification shall be made with respect to any such matter as to which such director or officer shall have been adjudged to be liable to the Registrant, unless and only to the extent that a court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Registrant upon receipt of an undertaking by the director or officer to repay such amount if the Registrant ultimately determines that he is not entitled to indemnification.

       Indemnification shall be made by the Registrant upon a determination that the applicable standard of conduct required for indemnification has been met and that indemnification of a director or officer is proper. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, or (b) if such a quorum is not obtainable, or if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders of the Registrant.

       Article V of the By-laws of the Registrant further provides that the indemnification provided therein is not exclusive, and provides that to the extent the Delaware General Corporation Law is amended or supplemented, Article V shall be amended automatically and construed so as to permit indemnification and advancement of expenses to the fullest extent permitted by such law.

       Article EIGHTH of the Registrant's Certificate of Incorporation provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, that a director shall remain liable (i) for any breach of such director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for participation in a Board of Directors' action authorizing an unlawful dividend or unlawful stock purchase or redemption under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which such director derived an improper personal benefit.

ITEM 16.  LIST OF EXHIBITS.

2 Agreement and Plan of Merger by and among American Superconductor Corporation, Applied Engineering Technologies, Ltd. and James Maguire dated July 31, 1997.

4.1*   Restated Certificate of Incorporation of the Registrant.

4.2**  By-laws of the Registrant, as amended to date.

5      Opinion of Hale and Dorr LLP.

23.1   Consent of Hale and Dorr LLP, included in Exhibit 5 filed herewith.

23.2   Consent of Coopers & Lybrand L.L.P.

23.3   Consent of Ernst & Young LLP

23.4   Consent of Smith & Gesteland, LLP

24     Power of Attorney (See page II-5 of this Registration Statement).

------------------

* Incorporated by reference to Exhibits to the Registrant's Annual Report on Form 10-K filed with the Commission on June 29, 1992.

** Incorporated by reference to Exhibits to the Registrant's Registration Statement on Form S-1 (File No. 33-43647).

ITEM 17.  UNDERTAKINGS.

       The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any derivation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the Registration Statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

       (2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Corporation pursuant to the indemnification provisions described herein, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westborough, Commonwealth of Massachusetts, on this ___ day of September, 1997.


                                    AMERICAN SUPERCONDUCTOR CORPORATION



                                    By: /s/ Gregory J. Yurek
                                        ----------------------------------------
                                        Gregory J. Yurek
                                        Chairman of the Board, President and
                                        Chief Executive Officer




                                  POWER OF ATTORNEY


       We, the undersigned directors and officers of American Superconductor Corporation hereby constitute Gregory J. Yurek, Roland Lefebvre and Patrick J. Rondeau, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement (including without limitation any subsequent Registration Statement for the same offering which may be filed under Rule 462 of the Securities Act), and generally to do all such things in our name and behalf in our capacities as directors and officers to enable American Superconductor Corporation to comply with all requirements of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


         Signature                                Title                                 Date
         ---------                                -----                                 ----


/s/ Gregory J. Yurek           Chairman of the Board, President and Chief        September 23, 1997
---------------------------    Executive Officer and Director (Principal
    Gregory J. Yurek           Executive Officer)


/s/ Thomas Rosa                Principal Financial Officer and Principal         September 23, 1997
--------------------------     Accounting Officer
    Thomas Rosa


/s/ Albert J. Baciocco, Jr.    Director                                          September 23, 1997
---------------------------
   Albert J. Baciocco, Jr.


/s/ Frank Borman               Director                                          September 23, 1997
---------------------------
   Frank Borman


/s/ Peter O. Crisp             Director                                          September 22, 1997
---------------------------
   Peter O. Crisp


/s/ Richard Drouin             Director                                          September 22, 1997
---------------------------
  Richard Drouin


/s/ Gerard J. Menjon           Director                                          September 23, 1997
---------------------------
   Gerard J. Menjon


/s/ Andrew G.C. Sage, II       Director                                          September 23, 1997
---------------------------
   Andrew G.C. Sage, II


/s/ John B. Vander Sande       Director                                          September 24, 1997
---------------------------
   John B. Vander Sande









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